EXHIBIT 10.2

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Purchase Agreement”, and the transactions contemplated hereby, the “Investment”) is entered into on December 3, 2024 by and between Red Robin Gourmet Burgers, Inc., a Delaware corporation (the “Company”), and the investors listed on the signature pages hereto (the “Investors”).

WHEREAS, concurrently herewith, the Company and the Investors are entering into that certain Cooperation Agreement, dated as of even date herewith (the “Cooperation Agreement”), pursuant to which, among other things, two new independent directors designated by the Investors will be appointed to the Board of Directors of the Company (the “Board”);

WHEREAS, in furtherance thereof, the Investors have agreed to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in a private placement for a purchase price of $5.19 per share of Common Stock (the “Per Share Purchase Price”);

WHEREAS, the aggregate purchase price to be paid by the Investors for the aggregate number of shares of Common Stock to be purchased by the Investors (the “Purchased Securities”) (as set forth on the signature pages hereto) is referred to herein as the “Purchase Price”;

WHEREAS, at least $7.0 million of the net proceeds of the Investment will be used by the Company to repay indebtedness; and

WHEREAS, the Board has unanimously (a) approved, adopted and declared advisable this Purchase Agreement and the Investment, (b) declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Purchase Agreement and consummate the Investment and (c) exempted this Purchase Agreement, the Investment, the Cooperation Agreement and the transactions contemplated hereby and thereby from the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investors and the Company acknowledges and agrees as follows:

1.              Purchase. The Investors hereby irrevocably agree, severally and not jointly, to purchase at the Closing (as defined below) from the Company, and the Company hereby agrees to issue and sell to the Investors at the Closing, severally and not jointly, the number of Purchased Securities set forth the respective signature pages of this Purchase Agreement at the Purchase Price, on the terms and subject to the conditions provided for herein.

2.              Closing.

(a)              The closing of the purchase and sale of the Purchased Securities contemplated hereby (the “Closing”) shall take place at 9:00 a.m., New York City time, on the date hereof (the “Closing Date”), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 or through electronic exchange of documents and signatures, unless another time, date or place is agreed to in writing by the Company and the Investors.

(b)             At or prior to the Closing,

(i)                the Investors shall pay to the Company the Purchase Price, in cash, by wire transfer of immediately available funds, with each Investor responsible for the portion of the Purchase Price set forth on its signature page hereto, to an account of the Company, which account shall be designated in writing by the Company to the Investors prior to the Closing;

(ii)              the Company shall issue the Purchased Securities to the Investors and subsequently cause the Purchased Securities to be registered in book entry form in the name of the Investors on the Company stock register with the Company’s transfer agent;

(iii)              the Investors shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 (or in the case an Investor is a non-U.S. person, a duly completed and executed Internal Revenue Service Form W-8); and

(iv)               the Investors shall deliver to the Company the requested information set forth on Schedule A hereto.

(c)              For purposes of this Purchase Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.              Further Assurances. Following the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Purchase Agreement.

4.              Representations and Warranties. The Company represents and warrants to the Investors that:

(a)               The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Purchase Agreement. The Company is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except where the failure to be in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(b)              The Purchased Securities have been duly authorized and, when issued and delivered to the Investors against full payment therefor in accordance with the terms of this Purchase Agreement, the Purchased Securities will be validly issued, fully paid and non-assessable, free and clear of all liens or other encumbrances (other than those arising under this Purchase Agreement or applicable securities laws or those imposed by the Investors) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or contractual arrangements (as in effect at such time of issuance).

(c)               This Purchase Agreement has been duly authorized, executed and delivered by the Company, with all necessary corporate approvals obtained, and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Investors, this Purchase Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally or (ii) principles of equity, whether considered at law or equity.

(d)              The issuance and sale by the Company of the Purchased Securities pursuant to this Purchase Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, or affect the validity of the Purchased Securities or the legal authority of the Company to comply with its obligations under this Purchase Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any material violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties.

(e)               As of the date hereof, the authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, par value $0.001 per share. As of November 29, 2024, there were 15,786,139 shares of Common Stock outstanding and no shares of preferred stock of the Company outstanding. Except as set forth in the SEC Documents (as defined below), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any securities of the Company.

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(f)                The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance and sale of the Purchased Securities pursuant to this Purchase Agreement, other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) those required by Nasdaq or (iv)  the failure of which to obtain would not materially affect the Company’s ability to comply with its obligations under this Purchase Agreement.

(g)              Assuming the accuracy, in all material respects, of each Investor’s representations and warranties set forth in Section 5, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Purchased Securities by the Company to the Investors.

(h)              The Company has made available to the Investors (including via the SEC’s EDGAR system), a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the SEC prior to the date of this Purchase Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act contained when filed or, if amended prior to the date of this Purchase Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents.

(i)                Neither the Company nor any person acting on its behalf has offered or sold the Purchased Securities by any form of general solicitation or general advertising in violation of the Securities Act.

(j)                The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on Nasdaq or to deregister the Common Stock under the Exchange Act.

(k)              The Board has taken all action necessary to exempt this Purchase Agreement, the Investment, the Cooperation Agreement and the transactions contemplated hereby and thereby from the provisions of Section 203 of the DGCL.

(l)                The Company has filed with Nasdaq a Listing of Additional Shares Notification Form in respect of the Purchased Securities.

(m)              The Company is not, and immediately after receipt of payment for the Purchased Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)              The Company will use at least $7.0 million of the net proceeds of the Investment to repay indebtedness.

5.              Investors Representations and Warranties. Each Investor, severally and not jointly, represents and warrants to the Company that:

(a)               (i) The Investor has conducted its own investigation of the Company, the Common Stock and the other outstanding securities of the Company, the Common Stock (including the Purchased Securities) or any other securities of the Company or the offer and sale of the Purchased Securities or otherwise and none of such persons shall be liable to the Investor, (ii) the Investor has had access to, and an adequate opportunity to review, financial and other information as the Investor deems necessary to make its decision to purchase the Purchased Securities, (iii) the Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to purchase the Purchased Securities and (iv) the Investor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Purchased Securities.

(b)              The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an “accredited investor” (as defined in Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto. Accordingly, the Investor understands that the transactions contemplated by this Purchase Agreement meet the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

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(c)               The Investor is not purchasing the Purchased Securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, and the information set forth on Schedule A hereto with respect to the Investor shall be true in all respects. The Purchased Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or other securities laws of the United States or any state thereof.

(d)              The Investor is aware that the offer and sale to the Investor of the Purchased Securities is being made in reliance on the private placement exemption from registration under Regulation D promulgated under the Securities Act and the Investor is acquiring the Purchased Securities for the Investor’s own account or for an account over which the Investor exercises sole discretion for another qualified institutional buyer or accredited investor.

(e)               The Investor is able to fend for itself in the transactions contemplated herein. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchased Securities. The Investor has the ability to bear the economic risks of its prospective investment, and can afford the complete loss of such investment.

(f)                The Investor acknowledges that the Purchased Securities have not been registered under the Securities Act or any other applicable securities laws, are being offered for sale in a transaction not requiring registration under the Securities Act, and unless so registered, the Purchased Securities may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. The Investor acknowledges that any certificates or book entries representing the Purchased Securities shall contain a restrictive legend to such effect (provided that such legend may be subject to removal in accordance with Section 6(d)). The Investor acknowledges that the Purchased Securities will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Purchased Securities and may be required to bear the financial risk of an investment in the Purchased Securities for an indefinite period of time. The Investor acknowledges that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Purchased Securities.

(g)              If the Investor is purchasing the Purchased Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account.

(h)              The Investor acknowledges that the Investor has received or had access to such information as the Investor deems necessary in order to make an investment decision with respect to the Purchased Securities, including, with respect to the Company, its other securities and the business of the Company and its subsidiaries. The Investor acknowledges that the Investor has consulted with its own legal, accounting, financial, regulatory, and tax advisors, to the extent deemed appropriate. Without limiting the generality of the foregoing, the Investor acknowledges that it has had the opportunity to review the Company’s filings with the SEC. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Purchased Securities, including those set forth in the Company’s filings with the SEC. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Purchase Agreement, and that neither the Company nor the Company’s advisors or other representatives have provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Purchase Agreement.

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(i)                The Investor became aware of this offering of the Purchased Securities solely by means of direct contact between the Investor and the Company or a representative of the Company, and the Purchased Securities were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company. The Investor did not become aware of this offering of the Purchased Securities, nor were the Purchased Securities offered to the Investor, by any other means. The Investor acknowledges that the Purchased Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under the Securities Act or any state securities laws. The Investor acknowledges that the Investor has relied solely upon independent investigation made by the Investor and that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company or its respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the SEC Documents and the representations and warranties of the Company expressly contained in Section 4, in making its investment or decision to invest in the Company and the Purchased Securities.

(j)                The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Securities or made any findings or determination as to the fairness of this investment.

(k)              The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Purchase Agreement.

(l)                The execution, delivery and performance by the Investor of this Purchase Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a material breach or material default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Purchase Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Company, this Purchase Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(m)               If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither the Company nor any of its affiliates has provided investment advice or has otherwise acted as the Plans’ fiduciary, with respect to its decision to acquire and hold the Purchased Securities, and none of the parties to the transactions contemplated by this Purchase Agreement is or shall at any time be the Plans’ fiduciary with respect to any decision in connection with the Investor’s investment in the Purchased Securities; and (B) its purchase of the Purchased Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Laws.

(n)              The Investor acknowledges that, except for the SEC Documents and the representations and warranties of the Company expressly set forth in Section 4, neither the Company nor any of its affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity makes or has made any express or implied representation or warranty to the Investor or any of its affiliates or representatives with respect to (i) the Company or its affiliates or their respective securities or businesses, or any estimates, financial projections, forecasts, budgets, prospect information and other forward-looking information or business and strategic plan information regarding the Company or its affiliates or with respect to any other information provided or made available to the Investor or its affiliates or representatives in connection with Investment, or (ii) any oral or written information presented to the Investor or any of its affiliates or representatives in the course of its or their due diligence investigation of the Company and affiliates, the negotiation of this Purchase Agreement or the Investment.

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6.             Registration Rights.

(a)               The Company agrees to use commercially reasonable efforts to, within forty-five (45) calendar days following the Closing Date, file with the SEC a registration statement for a shelf registration on Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) or Form S-1 (if the Company is then not eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Purchased Securities to be purchased by the Investors pursuant to this Purchase Agreement (such shares of Common Stock and, unless issued in a transaction registered under the Securities Act, any other equity security issued or issuable with respect to such purchased Common Stock by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, the “Registrable Shares”) and, if such Registration Statement does not become effective automatically upon filing, the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof; provided, that the Company’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investors furnishing in writing to the Company such information regarding the Investors or their permitted assigns, the securities of the Company held by the Investors and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Registrable Shares, and the Investors shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided that the Investors shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares.

(b)              At its expense the Company shall:

(i)                except during any blackout or similar period or for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Investors, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (A) the Investors cease to hold any Registrable Shares and (B) the date all Registrable Shares held by the Investors may be sold without restriction under Rule 144 under the Securities Act. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)              during the Registration Period, promptly advise the Investors:

(1)               when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)                after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)               of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)               subject to the provisions in this Purchase Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not materially misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Investors of such events, provide the Investors with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Investors of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Company;

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(iii)              during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)                during the Registration Period, upon the occurrence of any event contemplated in Section 6(b)(ii)(4), except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)              during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on the national securities exchange on which the Common Stock is then listed; and

(vi)               during the Registration Period, use its commercially reasonable efforts to allow each Investor to review disclosure regarding such Investor in the Registration Statement.

(c)               Notwithstanding anything to the contrary in this Purchase Agreement, the Company shall be entitled to delay the filing or effectiveness of, or terminate or suspend the use of, the Registration Statement (or any prospectus therein) if it determines that an amendment is legally required to avoid a material misstatement or omission (the “Suspension Event”). Such suspension shall not exceed sixty (60) consecutive calendar days or one hundred twenty (120) total calendar days during the twelve (12) month period following the Closing. Upon receipt of any written notice from the Company detailing the Suspension Event, each Investor agrees to immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until the Investors receive copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) and receives notice that any post-effective amendment has become effective. If so directed by the Company, the Investors will deliver to the Company or, in each Investor’s sole discretion, destroy all copies of the prospectus covering the Registrable Shares in such Investor’s possession; provided, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent such Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)              If the Purchased Securities are either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without restriction or limitation under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at an Investor’s written request, each of the Company and the Investors will reasonably cooperate with the Company’s transfer agent, such that any remaining restrictive legend set forth on such Purchased Securities will be removed in connection with a sale of such shares, subject to receipt from the Investors by the Company and its transfer agent of customary representations and other documentation reasonably requested by the Company and its transfer agent in connection therewith, including, if required by the Company’s transfer agent, an opinion of counsel, in a form reasonably acceptable to its transfer agent, regarding the removal of such restrictive legends.

(e)               Following such time as Rule 144 under the Securities Act is available, with a view to making available to the Investors the benefits of Rule 144, the Company agrees, for so long as any Investor holds the Purchased Securities purchased pursuant to this Purchase Agreement, to:

(i)                make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii)              file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

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(f)                In connection with any Registration Statement in which the Investors are participating, each Investor shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (as defined below).

7.            Indemnification.

(a)              The Company agrees to indemnify, to the extent permitted by applicable law, the Investors (to the extent a seller under the Registration Statement) and their directors and officers and each person who controls each Investor (within the meaning of the Securities Act) to the extent permitted by applicable law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of the Investors expressly for use therein.

(b)             The Investors agree, severally and not jointly, to indemnify, to the extent permitted by applicable law, the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of the Investors expressly for use therein; provided, that the liability of the Investors shall be several and not joint with any other Investor and shall be in proportion to and limited to the net proceeds received by the Investors from the sale of Registrable Shares giving rise to such indemnification obligation.

(c)              Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)             The indemnification provided for under this Purchase Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Purchased Securities purchased pursuant to this Purchase Agreement.

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(e)              If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, that the liability of the Investors shall be limited to the net proceeds received by the Investors from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(a) - (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(e) from any person or entity who was not guilty of such fraudulent misrepresentation.

8.             Business Combination Covenant. The Investors agree that, immediately upon the Investors (together with their respective affiliates) acquiring beneficial ownership, or becoming the beneficial owner, of 21.0% or more of the outstanding shares of Common Stock without prior Board approval, (A) the Investors (together with their respective affiliates, as applicable) shall be considered an “interested stockholder” of the Company as defined in Section 203 of the DGCL (but, for this purpose, replacing 15% in such definition with 21.0%) as if the exemption from Section 203 of the DGCL pursuant to this Section 4(k) had not been granted and (B) the Company shall be subject to the restrictions on any business combination (as defined in Section 203 of the DGCL) with the Investors (together with their respective affiliates, as applicable) as an “interested stockholder” enumerated in Section 203 of the DGCL for a period of three years following such time the Investors (together with their respective affiliates) came to beneficially own 21.0% or more of the outstanding shares of Common Stock. For the avoidance of doubt, for purposes of the foregoing ownership limitation, it is understood and agreed that any securities acquired or underlying any award or grant from the Company with respect to a Restricted Person’s (as defined in the Cooperation Agreement) service as a director, officer or employee of the Company shall be excluded.

9.              Miscellaneous.

(a)               Neither this Purchase Agreement nor any rights that may accrue to the Investors hereunder (other than the Purchased Securities acquired hereunder, if any) may be transferred or assigned, other than an assignment by an Investor to any of its affiliates or any fund or account managed by the same investment manager as such Investor or an affiliate thereof.

(b)              The Company may request from the Investors such additional information as the Company may deem necessary to evaluate the eligibility of each Investor to acquire the Purchased Securities and in connection with the inclusion of the Purchased Securities in the Registration Statement, and each Investor shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company agrees to keep any such information provided by the Investors confidential, except as required by laws, rules or regulations, at the request of the staff of the SEC or another regulatory agency or by the regulations of any applicable stock exchange. The Investors acknowledge that the Company may file a copy of the form of this Purchase Agreement with the SEC as an exhibit to or within a current or periodic report or a registration statement of the Company. The Investors shall be afforded the reasonable opportunity to review and provide comments to any and all such exhibits, reports or registrations as well as to any and all Current Reports on Form 8-K related to this Purchase Agreement or the Cooperation Agreement.

(c)               The Investors acknowledge, severally and not jointly, that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Purchase Agreement.

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(d)              The Company and each Investor are each entitled to rely upon this Purchase Agreement and each is irrevocably authorized to produce this Purchase Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)               All of the representations and warranties contained in this Purchase Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Purchase Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f)                Except as otherwise provided herein, this Purchase Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g)              Without limiting any remedies of a party hereunder for a breach of this Purchase Agreement by the other party, except as otherwise set forth in the Cooperation Agreement, each party shall pay its own costs and expenses incurred in connection with the negotiation and execution of this Purchase Agreement and consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

10.            Specific Performance; Remedies; Venue; Waiver of Jury Trial.

(a)       The Company and each Investor acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company, on the one hand, and each Investor (acting individually or jointly), on the other hand, will be entitled to seek an injunction or injunctions to prevent breaches of this Purchase Agreement and to seek to enforce specifically the terms and provisions of this Purchase Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, THE COMPANY AND EACH INVESTOR AGREES: (1) THE NON-BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW; AND (3) THE BREACHING PARTY AGREES TO WAIVE THE POSTING OF A BOND OR OTHER SECURITY OR BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE THAT ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF.

(b)       This Purchase Agreement will be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware without giving effect to the choice of law principles of such state. The Company and each Investor (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the federal or other state courts located in Wilmington, Delaware), (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iii) agrees that any action or proceeding based on, relating to, or arising in connection with this Purchase Agreement or the transactions contemplated by this Purchase Agreement shall be brought, tried, and determined only in such courts, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum, and (v) agrees that it will not bring any action based on, relating to, or arising in connection with this Purchase Agreement or the transactions contemplated by this Purchase Agreement in any court other than such courts. The parties to this Purchase Agreement agree that the delivery of process in connection with any such action or proceeding in the manner provided in Section 15 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof; provided that such process or other papers based on, relating to, or arising in connection with any such action or proceeding is also contemporaneously delivered to the email address of such party set forth in Section 15 (for the avoidance of doubt, such email shall not in and of itself constitute effective service of process).

(c)       EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON, RELATING TO OR ARISING IN CONNECTION WITH THIS PURCHASE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NO PARTY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

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11.            Severability. If, at any time subsequent to the date hereof, any provision of this Purchase Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality, voidness or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Purchase Agreement.

12.            Counterparts. This Purchase Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both or all of which shall constitute the same agreement. Signatures to this Purchase Agreement transmitted by electronic mail in “portable document format” (.pdf) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. For the avoidance of doubt, no party shall be bound by any contractual obligation to the other parties until all counterparts to this Purchase Agreement have been duly executed by each of the parties and delivered to the other parties (including by means of electronic delivery).

13.            No Waiver. This Purchase Agreement may not be modified except by an instrument in writing, signed by each of the parties hereto. No failure or delay by any party in exercising any right or remedy under this Purchase Agreement will operate as a waiver thereof or of any breach of any provision hereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy under this Purchase Agreement. The failure of a party to insist upon strict adherence to any term of this Purchase Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Purchase Agreement. No waiver shall be effective unless in writing, executed by the waiving party. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

14.            Entire Understanding. This Purchase Agreement and the Cooperation Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements, and understandings, whether written or oral, between the parties, or any of them, with respect to the subject matter of this Purchase Agreement and the Cooperation Agreement. This Purchase Agreement shall not confer any rights or remedies upon any person other than the parties hereto and those individuals and entities entitled to indemnification hereunder, and their respective successor and assigns.

15.            Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when delivered in person, by electronic mail, by overnight courier or two Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Investors, to the addresses provided on the Investors’ signature pages hereto.

with copies (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas

New York, NY 10019

Attention: Ryan Nebel
Email: RNebel@olshanlaw.com

If to the Company, to:

Red Robin Gourmet Burgers, Inc.

10000 E. Geddes Avenue, Suite 500

Englewood, Colorado 80112

Attention: Sarah Mussetter, Chief Legal Officer

Email:

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with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, NY 10019

Attention: David S. Huntington
Email: dhuntington@paulweiss.com

At any time, any party may, by notice given in accordance with this Section 15 to the other party, provide updated information for notices under this Purchase Agreement. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Purchase Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Investor:	State/Country of Formation or Domicile:
By: _____________________________________
Name: ___________________________________
Title: ___________________________________
Name in which Purchased Securities are to be registered (if different):
Investor’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn: ____________________________________	Attn: ____________________________________
Telephone No.:	Telephone No.:
Facsimile No.: Email:	Facsimile No.: Email:
Number of Purchased Securities being purchased:	___________________________________________
Aggregate Purchase Price: $__________________	Per Share Purchase Price: $__________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company.

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Company has accepted this Purchase Agreement as of the date first written above.

RED ROBIN GOURMET BURGERS, INC.

By:
Name:
Title:

[Signature Page to Purchase Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

OR

B.	ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, savings and loan association, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 calendar days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;
☐	Any entity in which all of the equity owners are accredited investors;

☐	Any entity of a type not listed first, second, third, fourth, ninth or tenth bullets of this section, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status;

☐	Any natural person who is a “knowledgeable employee” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, with assets under management in excess of $5,000,000, not formed to acquire the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, of a family office meeting the requirements set forth above and whose prospective investment in the issuer is directed by such family office pursuant to the requirements set forth above.

3a.	Please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975(e)(1) of the Code, whether or not such plan, account or arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder, or (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), (iii) and (iv) being referred to as a “Plan Investor”).

☐	Yes

☐	No

3b.	If question 3a above was answered “Yes,” please indicate whether or not the Plan Investor is subject to Title I of ERISA or Section 4975 of the Code.

☐	Yes

☐	No

3c.	If question 3b above was answered “Yes,” please indicate what percentage of the Plan Investor’s assets invested in the Company are the assets of “benefit plan investors” as defined in Section 3(42) of ERISA.
__________________________%

This page should be completed by the Investor
and constitutes a part of the Purchase Agreement.